Exhibit T3A.8

ARTICLES OF INCORPORATION OF

GOLDKING OPERATING COMPANY

Pursuant to Article 3.02 of the Texas Business Corporation Act, the undersigned does hereby adopt the following Articles of Incorporation for such corporation

Article One

The name of the Corporation is Goldking Operating Company (the “Corporation”).

Article Two

The period of the Corporation’s duration is perpetual Article Three

The purpose of the Corporation is to engage in any lawful business or activity for which corporations may be incorporated under the Texas Business Corporation Act.

Article Four

The aggregate number of shares of stock which the Corporation shall have authority to issue is one million (1,000,000) shares of common stock, no par value per share.

Article Five

The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand and No/100 Dollars ($1,000.00), consisting of money, labor done or property actually received, which sum is not less than one thousand dollars ($1,000.00)

Article Six

The post office address of the Corporation’s initial registered office is Two Shell Plaza, 777 Walker Street, Suite 2450, Houston, Texas 77002, and the name of its initial registered agent at such address is James R Wible.

FILED In the Office of the Secretary of State of Texas

JUL 24 1998

Corporations Section

GAMD-NO-64727-1

Article Seven

The number of directors constituting the initial board of directors is three, and the names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualified are as follows.

Bruce A. DeBartolo Two Shell Plaza,

777 Walker St., Suite 2450 Houston, Texas 77002

Leonard C. Tallerine, Jr. Two Shell Plaza,

777 Walker St., Suite 2450 Houston, Texas 77002

James R. Wible Two Shell Plaza,

777 Walker St., Suite 2450 Houston, Texas 77002

Article Eight

A. Limitation of Liability. A director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director’s capacity as a director, except that this Article does not eliminate or limit the liability of a director for (i) a breach of a director’s duty of loyalty to the Corporation or its shareholders; (ii) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office; (iv) an act or omission for which the liability of a director is expressly provided for by statute; or (v) an act related to an unlawful stock repurchase or payment of a dividend In addition to the circumstances in which a director of the Corporation is not liable as set out in the preceding sentence, a director shall not be liable to the fullest extent permitted by any provision of the statutes of Texas subsequently enacted that further limits the liability of a director.

B Indemnification. The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or any predecessor of the Corporation or serves or served at

GAMD-NO-64727-1

any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor of the Corporation

C Effect of Amendment Neither any amendment nor repeal of this Article, nor the adoption of any provision of these Articles of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit, claim or proceeding that, but for this Article, would accrue or arise prior to such amendment, repeal or adoption of any inconsistent provision Any repeal or amendment of this Article by the shareholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director of the Corporation existing at the time of such repeal or amendment.

Article Nine

The name and address of the incorporator is James R Wible, Two Shell Plaza, 777 Walker Street, Suite 2450, Houston, Texas 77002.

In witness whereof, the undersigned has hereunto set his hand this 22nd day of July, 1998.

James R Wible Incorporator

GAMD-NO-64727-2

THE STATE OF TEXAS

Office of the Secretary of State

Corporations Section

P.O. Box 13697

Austin, Texas 78711-3697

FILED

In the Office of the

Secretary of State of Texas

NOV 15 2004

Corporations Section

CHANGE OF REGISTERED AGENT/REGISTERED OFFICE 1. The name of the entity is GOLDKING OPERATING COMPANY and the file number issued to the entity by the secretary of state is 01496826000 2. The entity is: (Check one.)

a business corporation, which has authorized the changes indicated below through its board of directors or by an officer of the corporation so authorized by its board of directors, as provided by the Texas Business Corporation Act.

a non-profit corporation, which has authorized the changes indicated below through its board of directors or by an officer of the corporation so authorized by its board of directors, or through its members in whom management of the corporation is vested pursuant to article 2.14C, as provided by the Texas Non-Profit Corporation Act.

a limited liability company, which has authorized the changes indicated below through its members or managers, as provided by the Texas Limited Liability Company Act.

a limited partnership, which has authorized the changes indicated below through its partners, as provided by the Texas Revised Limited Partnership Act.

an out-of-state financial institution, which has authorized the changes indicated below in the manner provided under the laws governing its formation.

3. The registered office address as PRESENTLY shown in the records of the Texas secretary of state is 777 WALKER ST. STE. 2450 HOUSTON, TX 77002

4. A. The address of the NEW registered office is: (Please provide street address, city, state and zip code. The address must be in Texas.)

OR B. The registered office address will not change.

5. The name of the registered agent as PRESENTLY shown in the records of the Texas secretary of state is JAMES R WIBLE

6. A. The name of the NEW registered agent is LEONARD C. TALLERINE, JR. OR B. The registered agent will not change.

7. Following the changes shown above, the address of the registered office and the address of the office of the registered agent will continue to be identical, as required by law.

(A person authorized to sign on behalf of the entity)

INSTRUCTIONS

1. It is recommended that you call (512) 463-5555 to verify the information in items 3 and 5 as it currently appears on the records of the secretary of state before submitting the statement for filing. You also may e-mail an inquiry to corpinfo@sos.state.tx.us. As information on out-of-state financial institutions is maintained on a separate database, a financial institution must call (512) 463-5701 to verify registered agent and registered office information. If the information on the form is inconsistent with the records of this office, the statement will be returned.

2. You are required by law to provide a street address in item 4 unless the registered office is located in a city with a population of 5,000 or less. The purpose of this requirement is to provide the public with notice of a physical location at which process may be served on the registered agent. A statement submitted with a post office box address or a lock box address will not be filed.

3. An authorized officer of the corporation or financial institution must sign the statement. In the case of a limited liability company, an authorized member or manager of a limited liability company must sign the statement. A general partner must sign the statement on behalf of a limited partnership. A person commits an offense under the Texas Business Corporation Act, the Texas Non-Profit Corporation Act or the Texas Limited Liability Company Act if the person signs a document the person knows is false in any material respect with the intent that the document be delivered to the secretary of state for filing. The offense is a Class A misdemeanor.

4. Please attach the appropriate fee:

Business Corporation $15.00

Financial Institution, other than Credit Unions $15.00

Financial Institution that is a Credit Union $ 5.00

Non-Profit Corporation $ 5.00

Limited Liability Company $10.00

Limited Partnership $50.00

Personal checks and MasterCard®, Visa®, and Discover® are accepted in payment of the filing fee. Checks or money orders must be payable through a U.S. bank or other financial institution and made payable to the secretary of state. Fees paid by credit card tutorily authorized processing cost of 2.1% of the total fees.

form along with the filing fee should be mailed to the address shown this form. The delivery address is: Secretary of State, Statutory orporations Section, James Earl Rudder Office Building, 1019 Brazos,

01. We will place one document on record and return a file stamped

e copy is provided for such purpose. The telephone number is (512)

00) 735-2989, FAX: (512) 463-5709.

0749761700025

PAY TO THE DEALER OF

TEXAS COMPTROLLER/SECRETARY OF STATE

STATE OF TEXAS

11/15/2004 05:00 PM

Register Number: 74976170002

Form 503 (Revised 01/06)

Return in duplicate to: Secretary of State PO Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512 463-5709 Filing Fee: $25

Assumed Name Certificate

This space reserved for office use.

FILED

In the Office of the Secretary of State of Texas

FEB 08 2006 Corporations Section

Assumed Name

The assumed name under which the business or professional service is, or is to be, conducted or rendered is: Goldking Operating Company, Inc.

Entity Information

The name of the entity filing the assumed name is: Goldking Operating Company

State the name of the entity as currently shown in the records of the secretary of state or on its certificate of formation, if not filed with the secretary of state.

The filing entity is a: (Select the appropriate entity type below)

For-profit Corporation Professional Corporation

Nonprofit Corporation Professional Limited Liability Company

Cooperative Association Professional Association

Limited Liability Company Limited Partnership

Other

Specify type of entity if there is no check box applicable.

The file number, if any, issued to the filing entity by the secretary of state is: 01496826000

The state, country, or other jurisdiction of formation is: Texas

The registered or similar office of the entity in the jurisdiction of formation is: 777 Walker Street, Suite 2450, Houston, Texas 77002

The entity is required to maintain a registered office and agent in Texas. The address of its registered office in Texas and the name of the registered agent at such address is:

Leonard Tallerine, Jr., 777 Walker Street, Suite 2450, Houston, Texas 77002

The address of the principal office of the entity (if not the same as the registered office) is:

The entity is not required to maintain a registered office and agent in Texas, Its office address in

Form 503 4

in Texas is:

The entity is not incorporated, organized or associated under the laws of Texas. The address of the principal place of business in this state is:

The office address of the entity is:

Period of Duration

The period during which the assumed name will be used is 10 years from the date of filing with the secretary of state.

OR

The period during which the assumed name will be used is years from the date of filing with the secretary of state (not to exceed 10 years).

OR

The assumed name will be used until (not to exceed 10 years)

mm/dd/yyyy

County or Counties in which Assumed Name Used

The county or counties where business or professional services are being or are to be conducted or rendered under the assumed name are:

All counties

All counties with the exception of the following counties: Only the following counties:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument. If the undersigned is acting in the capacity of an attorney in fact for the entity, the undersigned certifies that the entity has duly authorized the undersigned in writing to execute this document.

Date: February 7, 2006

Signature and title of authorised person(s) (see instructions) Form 503 5

FILED
In the Office of the
Secretary of State of Texas

DEC 14 2006

Corporations Section

ARTICLES OF MERGER

OF

GOLDKING TEXAS, INC.
(a Delaware corporation)

AND

GOLDKING ENERGY OFFSHORE CORPORATION
(a Texas corporation)

INTO

GOLDKING OPERATING COMPANY
(a Texas corporation)

Pursuant to Articles 5.03 and 5.04 of the Texas Business Corporation Act, as amended (the "TBCA"), GOLDKING TEXAS, INC., a Delaware corporation ("TEXAS"), GOLDKING ENERGY OFFSHORE CORPORATION, a Texas corporation ("ENERGY") and GOLDKING OPERATING COMPANY, a Texas corporation ("OPERATING") adopt the following Articles of Merger:

FIRST: Pursuant to the Agreement and Plan of Merger ("Agreement"), TEXAS and ENERGY will merge with and into OPERATING effective as of December 14, 2006 (the "Merger"). OPERATING is the surviving entity which will be operating under the laws of the State of Texas. TEXAS and ENERGY are the disappearing entities.

SECOND: The name, type and the jurisdiction of organization of each of the entities involved in the merger are as follows:

Name	Type of Entity	Jurisdiction of Organization
Goldking Texas, Inc. ("TEXAS")	corporation	Delaware
Goldking Energy Offshore Corporation ("ENERGY")	corporation	Texas
Goldking Operating Company ("OPERATING")	corporation	Texas

THIRD: The Merger and the Agreement were authorized, approved, certified, adopted and acknowledged by OPERATING on the 14th day of December, 2006, in accordance with the laws of the State of Texas and OPERATING's constituent documents.

RECEIVED
DEC 14 2006
Secretary of State

FOURTH: The Merger and the Agreement were authorized, approved, certified, adopted and acknowledged by ENERGY on the 14th day of December, 2006, in accordance with the laws of the State of Texas and ENERGY’S constituent documents.

FIFTH: The Merger and the Agreement were authorized, approved, certified, adopted and acknowledged by TEXAS on the 14th day of December, 2006, in accordance with the laws of the State of Delaware and TEXAS’s constituent documents.

SIXTH: The Articles of Organization of OPERATING shall be the Articles of Organization of the surviving entity as they existed immediately prior to the Merger, without amendment. No new entities are being formed as part of the Merger.

SEVENTH: The executed Agreement is on file at the principal place of business of OPERATING at 777 Walker Street, Suite 2450 Houston, Texas 77002.

EIGHTH: A copy of the Agreement will be furnished by OPERATING on written request and without cost, to any shareholder of OPERATING, ENERGY and TEXAS and to any creditor or obligee of the parties to the Merger at the time of the Merger if such obligation is then outstanding.

NINTH: 1,000 shares of common stock of OPERATING are issued and outstanding. No shares of stock of OPERATING are entitled to vote separately as a class or series. The Merger and the Agreement were approved by the sole shareholder of OPERATING.

TENTH: 1,000 shares of common stock of ENERGY are issued and outstanding. No shares of stock of ENERGY are entitled to vote separately as a class or series. The Merger and the Agreement were approved by the sole shareholder of ENERGY.

ELEVENTH: 2,000 shares of common stock of TEXAS are issued and outstanding. No shares of stock of TEXAS are entitled to vote separately as a class or series. The Merger and the Agreement were approved by the sole stockholder of TEXAS.

TWELFTH: OPERATING will be (a) responsible for the payment of any fees and franchise taxes, if any, of ENERGY and TEXAS, and (b) obligated to pay such fees and franchise taxes if the same are not timely paid.

2

IN WITNESS WHEREOF, ENERGY, TEXAS and OPERATING have caused this instrument to be executed by and on their behalf and in their official names.

GOLDKING OPERATING COMPANY

By:

Name: Leonard C. Tallerine, Jr.

Title: Director

GOLDKING ENERGY OFFSHORE CORPORATION

By:

Name: Leonard C. Tallerine, Jr.

Title: Director

GOLDKING TEXAS, INC.

By:

Name: Leonard C. Tallerine, Jr.

Title: Director

3

Form 424 (Revised 01/06)

Return in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512/463-5709 Filing Fee: See instructions

Certificate of Amendment

This space reserved for office use.

FILED

In the Office of the Secretary of State of Texas

MAY 1 6 2007

Corporations Section

The name of the filing entity is:

GOLDKING OPERATING COMPANY

State the name of the entity as currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name.

The filing entity is a: (Select the appropriate entity type below.)

For-profit Corporation Professional Corporation

Nonprofit Corporation Professional Limited Liability Company

Cooperative Association Professional Association

Limited liability Company Limited Partnership

The file number issued to the filing entity by the secretary of state is: 149826000

The date of formation of the entity is: 07/24/1998

1. Amended Name

(If the purpose of the certificate of amendment is to change the name of the entity, use the following statement)

The amendment changes the certificate of formation to change the article or provision that names the filing entity. The article or provision is amended to read as follows:

The name of the filing entity is: (state the new name of the entity below)

DUNE GULF COAST OPERATING, INC.

The name of the entity must contain an organizational designation or accepted abbreviation of such term, as applicable.

2. Amended Registered Agent/Registered Office

The amendment changes the certificate of formation to change the article or provision stating the name of the registered agent and the registered office address of the filing entity. The article or provision is amended to read as follows:

form 424 1

Registered Agent (Complete either A or B, but not both. Also complete C.)

A. The registered agent is an organization (cannot be entity named above) by the name of:

OR B. The registered agent is an individual resident of the state whose name is:

Frank T Smith Jr.

First Name M.I. Last Name Suffix

C. The business address of the registered agent and the registered office address is:

3050 Post Oak Blvd., Suite 695 Houston TX 77056

Street Address (No P.O. Box) City State Zip Code

3. Other Added, Altered, or Deleted Provisions

Other changes or additions to the certificate of formation may be made in the space provided below. If the space provided is insufficient, incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.

Text Area (The attached addendum, if any, is incorporated herein by reference.)

Add each of the following provisions to the certificate of formation. The identification or reference of the added provision and the full text are as follows:

Alter each of the following provisions of the certificate of formation. The identification or reference of the altered provision and the full text of the provision as amended are as follows:

Delete each of the provisions identified below from the certificate of formation.

Statement of Approval

The amendments to the certificate of formation have been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the entity.

Form 424 2

Effectiveness of Filing (Select either A, B, or C.)

A. This document becomes effective when the document is filed by the secretary of state.

B. This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:

C. This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date: 05/16/2007

Frank T. Smith, Jr., Treasurer

Signature and title of authorized person(s) (see instructions)

Form 424 3

Form 424 (Revised 01/06)

Return in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512/463-5709 Filing Fee: See instructions

Certificate of Amendment

This space reserved for office use.

FILED

In the Office of the Secretary of State of Texas

MAY 31 2007

Corporations Section

Entity Information

The name of the filing entity is:

DUNE GULF COAST OPERATING, INC.

State the name of the entity as currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name.

The filing entity is a: (Select the appropriate entity type below.)

For-profit Corporation Professional Corporation

Nonprofit Corporation Professional Limited Liability Company

Cooperative Association Professional Association

Limited Liability Company Limited Partnership

The file number issued to the filing entity by the secretary of state is: 0149826000

The date of formation of the entity is: 07/24/1998

Amendments

1. Amended Name

(If the purpose of the certificate of amendment is to change the name of the entity, use the following statement)

The amendment changes the certificate of formation to change the article or provision that names the filing entity. The article or provision is amended to read as follows:

The name of the filing entity is: (state the new name of the entity below)

DUNE PROPERTIES, INC.

The name of the entity must contain an organizational designation or accepted abbreviation of such term, as applicable.

2. Amended Registered Agent/Registered Office

The amendment changes the certificate of formation to change the article or provision stating the name of the registered agent and the registered office address of the filing entity. The article or provision is amended to read as follows:

Form 424 1

Registered Agent (Complete either A or B, but not both. Also complete C.)

A. The registered agent is an organization (cannot be entity named above) by the name of: OR

B. The registered agent is an individual resident of the state whose name is: Frank T Smith Jr.

First Name M.I. Last Name Suffix

C. The business address of the registered agent and the registered office address is:

3050 Post Oak Blvd., Suite 695 Houston TX 77056

Street Address (No P. O. Box) City State Zip Code

3. Other Added, Altered, or Deleted Provisions

Other changes or additions to the certificate of formation may be made in the space provided below. If the space provided is insufficient, incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.

Text Area (The attached addendum, if any, is incorporated herein by reference.)

Add each of the following provisions to the certificate of formation. The identification or reference of the added provision and the full text are as follows:

Alter each of the following provisions of the certificate of formation. The identification or reference of the altered provision and the full text of the provision as amended are as follows:

Delete each of the provisions identified below from the certificate of formation.

Statement of Approval

The amendments to the certificate of formation have been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the entity.

Form 424 2

Effectiveness of Filing (Select either A, B, or C.)

A. This document becomes effective when the document is filed by the secretary of state.

B. This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:

C. This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date: 05/30/2007

Frank T. Smith, Jr., Treasurer

Signature and title of authorized person(s) (see instructions)

Form 424

3

Form 401 (Revised 01/06)

Return in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512/463-5709 Filing Fee: See instructions

Statement of Change of Registered Office/Agent

This space reserved for office use.

FILED

In the Office of the

Secretary of State of Texas

JUL 06 2009

Corporations Section

Entity Information

The name of the entity is:

DUNE PROPERTIES, INC.

State the name of the entity as currently shown in the records of the secretary of state.

The file number issued to the filing entity by the secretary of state is: 149826000

The registered agent and registered office of the entity as currently shown on the records of the secretary of state are: FRANK T SMITH JR, 3030 POST OAK BLVD., STE. 695,

HOUSTON, TX 77056 USA

The certificate of formation or registration is modified to change the registered agent and/or office of the filing entity as follows:

Registered Agent Change (Complete either A or B, but not both. Also complete C if the address has changed.)

A. The new registered agent is an organization (cannot be entity named above) by the name of:

OR

B. The new registered agent is an individual resident of the state whose name is:

First Name M.I. Last Name Suffix

Registered Office Change

C. The business address of the registered agent and the registered office address is changed to: 777 WALKER ST, STE. 2300, HOUSTON TX 77002

Street Address (No P.O. Box) City State Zip Code

The street address of the registered office as stated in this instrument is the same as the registered Form 401

RECEIVED

JUL 06 2009 3

Secretary of State

agent’s business address.

The change specified in this statement has been authorized by the entity in the manner required by the BOC or in the manner required by the law governing the filing entity, as applicable.

A. This document becomes effective when the document is filed by the secretary of state.

B. This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:

C. This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date: JUNE 19, 2009

FRANK T. SMITH, JR. — SR.V.P

Signature and title of authorized person (see instructions)

Form 401

4

CERTIFICATE OF MERGER of

DUNE GC HOLDINGS, INC. (a Delaware corporation) with and into DUNE PROPERTIES, INC. (a Texas corporation)

FILED In the Office of the Secretary of State of Texas

OCT 28 2010

Corporations Section

Pursuant to the provisions of the Texas Business Organizations Code (“TBOC”), the undersigned foreign corporation and domestic corporation certify the following Certificate of Merger adopted for the purpose of effecting a merger in accordance with the provisions of the TBOC.

1. The name, the organizational form, the state of organization and the file number issued by the secretary of state of each entity that is a party to the merger are:

Name

Organizational Form

State of Organization

Texas Secretary of State File Number

Dune GC Holdings, Inc. Corporation Delaware 800814776

Dune Properties, Inc. Corporation Texas 149826000

2. An agreement and plan of merger (the “Agreement of Merger’) providing for the merger of Dune GC Holdings, Inc. with and into Dune Properties, Inc. (the “Surviving Entity”) was approved and adopted in accordance with the provisions of the TBOC, the Delaware General Corporation Law and the governing documents of each of the entities that is a party to the merger.

3. An executed copy of the Agreement of Merger is on file at 777 Walker Street, Suite 2300, Houston, Texas 77002-5314, the principal place of business of the Surviving Entity, and a copy of the Agreement of Merger will be furnished by the Surviving Entity, on written request and without cost, to any shareholder of each domestic entity that is a party to the Agreement of Merger.

4. In lieu of providing a certificate from the comptroller of public accounts that all taxes under title 2, Tax Code, have been paid by the non-surviving filing entity, the Surviving Entity will be liable for the payment of the required franchise taxes.

5. This document becomes effective when the document is accepted and filed by the secretary of state.

RECEIVED

OCT 28 2010 Secretary of State

HOU:3054900.1

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Certificate of Merger as of this 18th day of October, 2010.

DUNE GC HOLDINGS, INC.

By:

Name: James A. Watt Title: President

DUNE PROPERTIES, INC.

By: Name: James A. Watt Title President

HOU:3054900.1

TEXAS COMPTROLLER of PUBLIC ACCOUNTS

P.O. BOX 13828 Š AUSTIN, TX 78711-3528

October 21, 2010

DUNE GC HOLDINGS, INC. 777 WALKER ST STE 2450 HOUSTON, TX 77002-5314

CERTIFICATE OF ACCOUNT STATUS

THE STATE OF TEXAS COUNTY OF TRAVIS

I, Susan Combs, Comptroller of Public Accounts of the State of Texas, DO HEREBY CERTIFY that according to the records of this office

DUNE GC HOLDINGS, INC.

has filed all required reports for taxes administered by the Comptroller under Title 2, Tax Code, and taxes reported due on those reports have been paid. This certificate must be filed with the Texas Secretary of State to legally end the entity’s existence in Texas. This certificate is valid through December 31, 2010.

GIVEN UNDER MY HAND AND SEAL OF OFFICE in the City of Austin, this 2lst day of October, 2010 A.D.

Susan Combs Texas Comptroller

OFFICE OF THE COMPTROLLER TEXAS

Taxpayer number: 32032050315 File number: 0800814776

NOTE: Failure by registered Texas entities to legally end existence with the Texas Secretary of State on or before the expiration of this certificate will result in additional franchise tax responsibilities. Texas entitles not registered with the Texas Secretary of State and all out-of-state entities are responsible for franchise tax through the last date of business in this state.

Form 05-305 (Rev. 12-07/16)